Exhibit 99.1

Teradyne Reports Fourth Quarter and Fiscal Year 2015 Results

•	Full year orders up 10% from 2014

•	Q4’15 orders up 66% from Q3’15, driven by strong mobility test demand

•	Record quarterly and full year revenue at Universal Robots

	Q4’15	Q4’14	Q3’15	FY 2015	FY 2014
Orders (mil)	$522	$332	$314	$1,856	$1,682
Revenue (mil)	$318	$323	$466	$1,640	$1,648
Non-GAAP EPS	$0.13	$0.14	$0.40	$1.27	$1.25
GAAP EPS	($0.00)	($0.48)	$0.34	$0.97	$0.37

NORTH READING, Mass. – January 27, 2016 – Teradyne, Inc. (NYSE: TER) reported revenue of $318 million for the fourth quarter of 2015 of which $205 million was in Semiconductor Test, $59 million in System Test, $32 million in Wireless Test and $22 million in Industrial Automation. On a non-GAAP basis, Teradyne’s net income in the fourth quarter was $26.1 million, or $0.13 per diluted share, which excluded acquired intangible asset amortization, pension actuarial losses, restructuring and other charges, and discrete income tax adjustments. GAAP net loss for the fourth quarter was ($0.6) million or ($0.00) per diluted share.

Orders in the fourth quarter of 2015 were $522 million of which $408 million was in Semiconductor Test, $66 million in System Test, $30 million in Wireless Test and $18 million in Industrial Automation.

For the fiscal year, Teradyne reported revenue of $1,640 million of which $1,202 million was in Semiconductor Test, $211 million in System Test, $185 million in Wireless Test and $42 million in Industrial Automation. On a non-GAAP basis, Teradyne’s net income for 2015 was $271.2 million, or $1.27 per diluted share, which excluded acquired intangible asset amortization, pension actuarial losses, and discrete income tax adjustments. GAAP net income for the year was $206.5 million or $0.97 per diluted share. Cash provided by operating activities for 2015 was $413 million and purchases of property, plant and equipment were $90 million.

“We closed 2015 with exceptionally strong Semiconductor Test demand as orders for our flagship UltraFLEX product line were pulled into the fourth quarter to meet 2016 production ramps for new mobile products,” said CEO and President Mark Jagiela. “At Universal Robots, we set quarterly and annual revenue records as customers serving a broad swath of industrial markets continue to embrace collaborative robots.”

“For the year, revenues again topped $1.6 billion despite the cyclical softness of the Semiconductor Test market in 2015. In addition, we generated $323 million in free cash flow, returned $350 million to shareholders through share repurchases and dividends, and added a new growth dimension to Teradyne in the fast expanding collaborative robot (cobot) market with the acquisition of Universal Robots. We enter 2016 well positioned to grow share in our core test businesses, broaden the range of applications for cobots, and continue our balanced capital allocation strategy,” continued Mr. Jagiela.

Teradyne’s Board of Directors also declared a quarterly cash dividend of $0.06 per share, payable on March 21, 2016 to shareholders of record as of the close of business on February 26, 2016.

Guidance for the first quarter of 2016 is revenue of $410 million to $440 million, with non-GAAP net income of $0.23 to $0.29 per diluted share and GAAP net income of $0.15 to $0.21 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization.

Webcast

A conference call to discuss the fourth quarter and 2015 results, along with management’s business outlook, will occur at 10 a.m. ET, Thursday, January 28, 2016. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available at www.teradyne.com/investors at 10 a.m. ET. A replay of the call will also be available on the Teradyne website.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible asset amortization, pension actuarial losses, fair value inventory step-up related to Universal Robots, goodwill impairment, retired CEO equity charge, non-cash convertible debt interest, discrete income tax adjustments, restructuring and other, and a gain from the sale of an equity investment. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations and non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up related to Universal Robots and pension actuarial losses. GAAP requires that these items be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Prior to September 29, 2014, non-GAAP diluted shares included the impact of Teradyne’s call option and warrant on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of automation equipment for test and industrial applications. Teradyne Automatic Test Equipment (ATE) is used to test semiconductors, wireless products, data storage and complex electronic systems, which serve consumer, communications, industrial and government customers. Our Industrial Automation products include Collaborative Robots used by global manufacturing and light industrial customers to improve quality and increase manufacturing efficiency. In 2015, Teradyne had revenue of $1.64 billion and currently employs approximately 4,100 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations, market conditions, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program and a senior secured credit facility. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, future events, future payment of dividends, future repurchases of common stock or future availability of, or borrowing under, a credit facility. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time. Important factors that could cause actual results, dividend payments, repurchases of common stock or borrowings under the credit facility to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; market acceptance of new products; the ability to grow Universal Robots’ business; increased research and development spending; deterioration of Teradyne’s financial condition; the business judgment of the board of directors that a declaration of a dividend, the repurchase of common stock or debt under the credit facility is not in the company’s best interests; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Quarterly Report on Form 10-Q for the period ended October 4, 2015. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2015

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended			Twelve Months Ended
	December 31, 2015	October 4, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net revenues	$318,444	$465,994	$323,236	$1,639,578	$1,647,824
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1) (2)	152,418	207,368	163,010	723,935	769,016

Gross profit	166,026	258,626	160,226	915,643	878,808

Operating expenses:
Engineering and development (1)	70,941	74,027	79,188	292,250	291,639
Selling and administrative (1) (3)	79,718	77,481	91,157	306,313	319,713
Acquired intangible assets amortization	19,911	20,053	15,957	69,031	70,771
Goodwill impairment	—	—	98,897	—	98,897
Restructuring and other (4)	5,204	261	1,198	5,080	1,365

Operating expenses	175,774	171,822	286,397	672,674	782,385

(Loss) income from operations	(9,748)	86,804	(126,171)	242,969	96,423

Interest and other (5)	891	604	1,358	10,155	(1,047)

(Loss) income before income taxes	(8,857)	87,408	(124,813)	253,124	95,376
Income tax (benefit) provision	(8,216)	15,955	(21,002)	46,647	14,104

Net (loss) income	$(641)	$71,453	$(103,811)	$206,477	$81,272

Net (loss) income per common share:
Basic	$(0.00)	$0.34	$(0.48)	$0.98	$0.40

Diluted	$(0.00)	$0.34	$(0.48)	$0.97	$0.37

Weighted average common shares - basic	205,113	210,032	216,532	211,544	202,908

Weighted average common shares - diluted (6)	205,113	211,736	216,532	213,321	222,550

Cash dividend declared per common share	$0.06	$0.06	$0.06	$0.24	$0.18

Net orders	$522,240	$314,222	$331,993	$1,855,515	$1,681,950

(1)	Pension actuarial losses included in our operating results were as follows:

	Quarter Ended			Twelve Months Ended
	December 31, 2015	October 4, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Cost of revenues	$8,271	$—	$12,713	$8,271	$12,713
Engineering and development	4,658	—	12,223	$4,658	12,223
Selling and administrative	4,826	—	21,628	$4,826	21,628

	$17,755	$—	$46,564	$17,755	$46,564

(2)	Cost of revenues includes:

	Quarter Ended			Twelve Months Ended
	December 31, 2015	October 4, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Provision for excess and obsolete inventory	$2,393	$3,058	$688	$21,332	$22,193
Sale of previously written down inventory	(1,196)	(1,983)	(3,332)	(7,855)	(13,058)
Inventory step-up	—	972	—	1,567	—

	$1,197	$2,047	$(2,644)	$15,044	$9,135

(3)	For the twelve months ended December 31, 2014, selling and administrative expenses include an equity charge of $6,598 for the modification of Teradyne’s retired CEO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his January 31, 2014 retirement.

(4)	Restructuring and other consists of:

	Quarter Ended			Twelve Months Ended
	December 31, 2015	October 4, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Employee severance	$115	$1,117	$826	$1,487	$1,623
Acquisition costs (a)	—	144	372	1,104	372
Contingent consideration fair value adjustment	5,089	(1,000)	—	2,489	(630)

	$5,204	$261	$1,198	5,080	$1,365

(a) Costs related to Universal Robots acquisition. The results of Universal Robots are included in Teradyne’s results starting June 12, 2015.

(5)	Interest and other includes:

	Quarter Ended			Twelve Months Ended
	December 31, 2015	October 4, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Gain from the sale of an equity investment	$—	$—	$—	$(5,406)	$—
Non-cash convertible debt interest expense	—	—	—	—	4,290

	$—	$—	$—	$(5,406)	$4,290

(6)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the twelve months ended December 31, 2014, 5.0 million shares have been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$264,705	$294,256
Marketable securities	477,696	533,787
Accounts receivable	211,293	151,034
Inventories, net	153,588	105,129
Deferred tax assets	54,973	57,239
Prepayments	91,519	95,819
Other current assets	6,194	6,582

Total current assets	1,259,968	1,243,846

Net property, plant and equipment	273,414	329,038
Marketable securities	265,928	470,789
Deferred tax assets	7,404	7,494
Other assets	13,080	10,419
Retirement plans assets	636	12,896
Intangible assets, net	239,831	190,600
Goodwill	488,413	273,438

Total assets	$2,548,674	$2,538,520

Liabilities
Accounts payable	$92,358	$47,763
Accrued employees’ compensation and withholdings	113,994	100,994
Deferred revenue and customer advances	85,527	71,603
Other accrued liabilities	43,727	50,247
Contingent consideration	15,500	895
Accrued income taxes	21,751	20,049

Total current liabilities	372,857	291,551

Long-term deferred revenue and customer advances	25,745	19,929
Retirement plans liabilities	103,531	108,460
Deferred tax liabilities	26,663	23,315
Long-term other accrued liabilities	32,156	13,830
Long-term contingent consideration	21,936	2,455

Total liabilities	582,888	459,540

Shareholders’ equity	1,965,786	2,078,980

Total liabilities and shareholders’ equity	$2,548,674	$2,538,520

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Cash flows from operating activities:
Net (loss) income	$(641)	$(103,811)	$206,477	$81,272
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	15,649	20,558	68,180	73,390
Amortization	20,433	17,032	72,592	79,154
Stock-based compensation	7,372	8,434	30,452	40,307
Provision for excess and obsolete inventory	2,393	688	21,332	22,193
Retirement plans actuarial losses	17,755	46,564	17,755	46,564
Deferred taxes	(6,736)	4,336	(20,709)	(4,411)
Contingent consideration adjustment	5,089	—	2,489	(630)
Tax benefit related to employee stock compensation awards	(1,107)	1,191	(4,320)	(535)
Non-cash charge for the sale of inventories revalued at the date of acquisition	—	—	1,567	—
Gain from the sale of an equity investment	—	—	(5,406)	—
Goodwill impairment	—	98,897	—	98,897
Other	(1,194)	1,395	1,329	3,505

Changes in operating assets and liabilities, net of business acquired:
Accounts receivable	33,940	171,730	(57,177)	8,060
Inventories	(22,517)	12,905	10,859	51,172
Prepayments and other assets	(6,257)	(6,247)	9,272	41,537
Accounts payable and other accrued expenses	(4,502)	(74,539)	48,161	(45,430)
Deferred revenue and customer advances	10,225	7,767	16,976	22,033
Retirement plans contributions	(9,097)	(30,635)	(12,095)	(33,916)
Accrued income taxes	(20,077)	(1,308)	5,600	8,900

Net cash provided by operating activities	40,728	174,957	413,334	492,062

Cash flows from investing activities:
Purchases of property, plant and equipment	(23,151)	(22,630)	(89,878)	(168,982)
Purchases of available-for-sale marketable securities	(466,396)	(734,687)	(1,424,002)	(1,578,743)
Proceeds from maturities of available-for-sale marketable securities	29,901	74,793	360,264	570,358
Proceeds from sales of available-for-sale marketable securities	472,397	623,669	1,316,131	859,729
Acquisition of business, net of cash acquired	—	(19,419)	(282,741)	(19,419)
Proceeds from the sale of an equity investment	—	—	5,406	—
(Purchase of) proceeds from life insurance	—	(207)	1,098	4,184

Net cash provided by (used for) investing activities	12,751	(78,481)	(113,722)	(332,873)

Cash flows from financing activities:
Issuance of common stock under employee stock purchase and stock option plans	1,287	261	19,432	21,291
Repurchase of common stock	(73,106)	—	(299,949)	—
Tax benefit related to employee stock compensation awards	1,107	(1,191)	4,320	535
Dividend payments	(12,279)	(12,994)	(50,713)	(37,425)
Payment of revolving credit facility costs	—	—	(2,253)	—
Payments of long-term debt	—	—	—	(190,972)

Net cash used for financing activities	(82,991)	(13,924)	(329,163)	(206,571)

(Decrease) increase in cash and cash equivalents	(29,512)	82,552	(29,551)	(47,382)
Cash and cash equivalents at beginning of period	294,217	211,704	294,256	341,638

Cash and cash equivalents at end of period	$264,705	$294,256	$264,705	$294,256

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	December 31, 2015	% of Net Revenues			October 4, 2015	% of Net Revenues			December 31, 2014	% of Net Revenues
Net revenues	$318.4				$466.0				$323.2

Gross profit - GAAP	$166.0	52.1%			$258.6	55.5%			$160.2	49.6%
Pension mark-to-market adjustments (1)	8.3	2.6%			—	—			12.7	3.9%
Inventory step-up	—	—			1.0	0.2%			—	—

Gross profit - non-GAAP	$174.3	54.7%			$259.6	55.7%			$172.9	53.5%

(Loss) income from operations - GAAP	$(9.7)	-3.0%			$86.8	18.6%			$(126.2)	-39.0%
Acquired intangible assets amortization	19.9	6.3%			20.1	4.3%			16.0	5.0%
Goodwill impairment (2)	—	—			—	—			98.9	30.6%
Restructuring and other (3)	5.2	1.6%			0.3	0.1%			1.2	0.4%
Pension mark-to-market adjustments (1)	17.8	5.6%			—	—			46.6	14.4%
Inventory step-up	—	—			1.0	0.2%			—	—

Income from operations - non-GAAP	$33.2	10.4%			$108.2	23.2%			$36.5	11.3%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	December 31, 2015	% of Net Revenues	Basic	Diluted	October 4, 2015	% of Net Revenues	Basic	Diluted	December 31, 2014	% of Net Revenues	Basic	Diluted
Net (loss) income - GAAP	$(0.6)	-0.2%	$(0.00)	$(0.00)	$71.5	15.3%	$0.34	$0.34	$(103.8)	-32.1%	$(0.48)	$(0.48)
Acquired intangible assets amortization	19.9	6.3%	0.10	0.10	20.1	4.3%	0.10	0.09	16.0	5.0%	0.07	0.07
Goodwill impairment (2)	—	—	—	—	—	—	—	—	98.9	30.6%	0.46	0.45
Inventory step-up	—	—	—	—	1.0	0.2%	0.00	0.00	—	—	—	—
Pension mark-to-market adjustments (1)	17.8	5.6%	0.09	0.09	—	—	—	—	46.6	14.4%	0.22	0.21
Restructuring and other (3)	5.2	1.6%	0.03	0.03	0.3	0.1%	0.00	0.00	1.2	0.4%	0.01	0.01
Exclude discrete tax items (4)	(6.3)	-2.0%	(0.03)	(0.03)	(3.3)	-0.7%	(0.02)	(0.02)	1.5	0.5%	0.01	0.01
Tax effect of non-GAAP adjustments	(9.9)	-3.1%	(0.05)	(0.05)	(4.7)	-1.0%	(0.02)	(0.02)	(29.3)	-9.1%	(0.14)	(0.13)

Net income - non-GAAP	$26.1	8.2%	$0.13	$0.13	$84.9	18.2%	$0.40	$0.40	$31.1	9.6%	$0.14	$0.14

GAAP and non-GAAP weighted average common shares - basic	205.1				210.0				216.5
GAAP weighted average common shares - diluted	205.1				211.7				216.5
Include dilutive shares	2.1				—				2.3

Non-GAAP weighted average common shares - diluted	207.2				211.7				218.8

(1) Actuarial losses recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(2) Goodwill impairment related to Teradyne’s Wireless Test business segment.

(3) Restructuring and other consists of:

	Quarter Ended
	December 31, 2015				October 4, 2015				December 31, 2014
Employee severance	$0.1				$1.2				$0.8
Acquisition costs	—				0.1				0.4
Contingent consideration fair value adjustment	5.1				(1.0)				—

	$5.2				$0.3				$1.2

(4)	For the quarters ended December 31, 2015, October 4, 2015, and December 31, 2014, adjustment to exclude discrete income tax items.

	Year Ended
	December 31, 2015	% of Net Revenues			December 31, 2014	% of Net Revenues
Net Revenues	$1,639.6				$1,647.8

Gross profit - GAAP	$915.6	55.8%			$878.8	53.3%
Pension mark-to-market adjustments (1)	8.3	0.5%			12.7	0.8%
Inventory step-up	1.6	0.1%			—	—

Gross profit - non-GAAP	$925.5	56.4%			$891.5	54.1%

Income from operations - GAAP	$243.0	14.8%			$96.4	5.9%
Acquired intangible assets amortization	69.0	4.2%			70.8	4.3%
Goodwill impairment (2)	—	—			98.9	6.0%
Pension mark-to-market adjustments (1)	17.8	1.1%			46.6	2.8%
Restructuring and other (3)	5.1	0.3%			1.4	0.1%
Inventory step-up	1.6	0.1%			—	—
Equity modification charge (4)	—	—			6.6	0.4%

Income from operations - non-GAAP	$336.5	20.5%			$320.7	19.5%

			Net Income per Common Share				Net Income per Common Share
	December 31, 2015	% of Net Revenues	Basic	Diluted	December 31, 2014	% of Net Revenues	Basic	Diluted
Net income - GAAP	$206.5	12.6%	$0.98	$0.97	$81.3	4.9%	$0.40	$0.37
Acquired intangible assets amortization	69.0	4.2%	0.33	0.32	70.8	4.3%	0.35	0.32
Goodwill impairment (2)	—	—	—	—	98.9	6.0%	0.49	0.44
Pension mark-to-market adjustments (1)	17.8	1.1%	0.08	0.08	46.6	2.8%	0.23	0.21
Interest and other (5)	(5.4)	-0.3%	(0.03)	(0.03)	4.3	0.3%	0.02	0.02
Restructuring and other (3)	5.1	0.3%	0.02	0.02	1.4	0.1%	0.01	0.01
Inventory step-up	1.6	0.1%	0.01	0.01	—	—	—	—
Equity modification charge (4)	—	—	—	—	6.6	0.4%	0.03	0.03
Exclude discrete tax items (6)	(4.9)	-0.3%	(0.02)	(0.02)	1.7	0.1%	0.01	0.01
Tax effect of non-GAAP adjustments	(18.5)	-1.1%	(0.09)	(0.09)	(41.3)	-2.5%	(0.20)	(0.19)
Convertible share adjustment (7)	—	—	—	—	—	—	—	0.02

Net income - non-GAAP	$271.2	16.5%	$1.28	$1.27	$270.3	16.4%	$1.33	$1.25

GAAP and non-GAAP weighted average common shares - basic	211.5				202.9
GAAP weighted average common shares - diluted	213.3				222.6
Exclude dilutive shares from convertible note	—				(5.0)

Non-GAAP weighted average common shares - diluted	213.3				217.6

(1)    Actuarial losses recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(2)    Goodwill impairment related to Teradyne’s Wireless Test business segment.

(3)    Restructuring and other consists of:

	Year Ended
	December 31, 2015				December 31, 2014
Employee severance	$1.5				$1.6
Acquisition costs	1.1				0.4
Contingent consideration fair value adjustment	2.5				(0.6)

	$5.1				$1.4

(4)	For the year ended December 31, 2014, selling and administrative expenses include an equity charge for the modification of Teradyne’s retired CEO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his January 31, 2014 retirement.

(5)	For the year ended December 31, 2015, interest and other included a gain from the sale of an equity investment. For the year ended December 31, 2014, interest and other included non-cash convertible debt interest expense.

(6)	For the years ended December 31, 2015 and December 31, 2014, adjustment to exclude discrete income tax items. Non-GAAP net income and earnings per share include R&D tax credit.

(7)	For the year ended December 31, 2014. the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 5 million shares have been included in non-GAAP diluted shares and net interest expense of $2.0 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of First Quarter 2016 guidance:

GAAP and non-GAAP first quarter revenue guidance:	$410 million	to	$440 million
GAAP net income per diluted share	$0.15		$0.21
Exclude acquired intangible assets amortization	0.10		0.10
Tax effect of non-GAAP adjustment	(0.02)		(0.02)

Non-GAAP net income per diluted share	$0.23		$0.29

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations